UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) April 13, 2006




COMMISSION FILE NUMBER:  1-5555


                            WELLCO ENTERPRISES, INC.
                     ------------- -------------------------
               (Exact name of registrant as specified in charter)

NORTH CAROLINA                                         56-0769274
---------------------------            -----------------------------------------
(State of Incorporation)                  ( I.R.S. Employer Identification No.)

            150 Westwood Circle, P.O. Box 188, Waynesville, NC 28786
                     (Address of Principal Executive Office)

         Registrant's telephone number, including area code 828-456-3545


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[GRAPHIC Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[GRAPHIC Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[GRAPHIC Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8  Other Events


On April 13, 2006, Wellco Enterprises, Inc. issued a press release announcing a new contract award. A copy of Wellco Enterprises, Inc. press release is attached as Exhibit 99(a) to this report and incorporated by reference.



Exhibit Index

99(a) Press release, dated: April 13, 2006 issued by Wellco Enterprises, Inc.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            WELLCO ENTERPRISES, INC.



 /s/ V. Lee Ferguson
 ---------------------------------------
 V. Lee Ferguson
 President and Chief Executive Officer


Dated: April 13, 2006

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                                                                   Exhibit 99(a)

                WELLCO ENTERPRISES, INC. ANNOUNCES A NEW CONTRACT

Waynesville, N. C., April 13, 2006--Wellco Enterprises, Inc., (AMEX-WLC) -- today announced that it has been awarded a Department of Defense contract to supply the U.S. Army with Extreme Cold Weather boots. This contract is for a one year period, with four one year options which are exercisable at the government's discretion, with revenues estimated to range from a minimum of $177,930 to a maximum of $1,910,671 per year. The base year of the contract has been exercised for a maximum amount of $1,697,452. Work will be performed at Wellco's plant in Waynesville, North Carolina and it's plant Moka Shoe Corporation in Aguadilla, Puerto Rico.

Lee Ferguson, President and Chief Executive Officer stated, "We are very pleased to have received the new award for the Extreme Cold Weather Boots. We stand proud in being able to support the needs of our troops at home and abroad."

Wellco Enterprises, Inc. specializes in the manufacture and development of military footwear and derives the majority of its revenues from the sale of military and tactical boots. Wellco is committed to providing high performance footwear and excellent service to the U.S. military and all its customers.


Contact:

Wellco Enterprises, Inc.
Waynesville, North Carolina 28786
Lee Ferguson, President and CEO
828-456-3545, extension 167

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